Exhibit 6.28

LIMITED LIABILITY COMPANY AGREEMENT OF

GIPNC 201 Etheridge Road, LLC

Dated as of November 20, 2020

This LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of GIPNC 201 ETHERIDGE ROAD, LLC (the “Company”), a Delaware limited liability company, is entered into this 20th day of November, 2020 by Generation Income Properties, L.P., a Delaware limited partnership, as managing member (“GIPLP”, “Common Member”, or “Manager”), and Brown Family Enterprises, LLC, a Florida limited liability company (“Brown Family”, or “Preferred Member”). GIPLP and Brown Family are each a Member.

RECITALS:

WHEREAS, the Company was formed as a limited liability company pursuant to the provisions of the Act by the filing of a certificate of formation (the “Certificate”) in the office of the Delaware Secretary of State on or about November 20 2020;

WHEREAS, the Company desires to purchase real estate property using equity from the Members and debt; and

WHEREAS, the Company and the Members desire to enter into this Agreement in order to set forth their mutual agreements regarding the terms on which the Company shall be owned and operated.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

General Provisions

Section 1.01         Formation. On November 20, 2020, a Certificate of Formation was filed in the office of the Secretary of State of the state of Delaware in accordance with and pursuant to the Act.  The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement.  To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Act in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

Section 1.02         Name and Place of Business. The name of the Company shall be GIPNC 201 ETHERIDGE ROAD, LLC, and its principal place of business shall be 401 East Jackson Street, Suite 3300, Tampa, FL 33602. The Manager may change such name, change such place of business or establish additional places of business of the Company as the Manager may determine to be necessary or desirable.

Section 1.03         Business and Purpose of the Company. The purpose of the Company is to (i) either directly or through a wholly-owned subsidiary, acquire, own, finance, refinance, rehab, develop, lease, operate, manage, hold for investment, exchange, sell, dispose of, and transfer the Property (as defined below), and (ii) engage in any other activities relating or incidental thereto as may be necessary to accomplish such purpose.. The Company may not engage in any business unrelated to its purpose without the prior written consent of the Preferred Member.

Section 1.04         Term. The Company shall commence upon the filing of a Certificate of Formation for the Company in accordance with the Act, and shall continue until dissolved in accordance with this Agreement.

Section 1.05         Required Filings. The Manager shall execute, acknowledge, file, record, amend and/or publish such certificates and documents, as may be required by this Agreement or by law in connection with the formation and operation of the Company.

Section 1.06         Registered Office and Registered Agent. The Company’s initial registered office and initial registered agent shall be as provided in the Certificate of Formation. The registered office and registered agent may be changed from time to time by the Manager by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

Section 1.07         Certain Transactions. Any Manager, Member, or any Affiliate thereof, or any shareholder, officer, director, employee, partner, member, manager or any Person owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, whether or not competitive with the Company, including, but not limited to, the acquisition, syndication, ownership, financing, leasing, operation, maintenance, management, brokerage, construction and/or development of property similar to the Property and no Manager, Member or any Affiliate, or other Person shall have any interest in such other business or venture by reason of their interest in the Company.

Section 1.08         Defined Terms. Terms not otherwise defined herein shall have the meaning ascribed to them in the Glossary attached hereto as Exhibit A and incorporated herein by reference.

ARTICLE II

Members; Capital Accounts; Financing Transactions

Section 2.01         Members. GIPLP and Brown Family are hereby admitted as members in the Company. The respective names, class of interest, and Capital Contribution and date of Capital Contribution shall be reflected in Schedule A attached hereto. The Manager shall have the authority to amend Schedule A from time to time to reflect any changes, in accordance with the terms of this Agreement or any changes to the information set forth thereon.  Except as otherwise provided by this Agreement or as otherwise required by the Delaware Act or Applicable Law, each Member shall be entitled to one vote per Class A Common Unit held by such Member on all matters upon which the Members shall have the right to vote under this Agreement, and the Class A Preferred Units shall not entitle the holders thereof to vote on any matters required or permitted to be voted on by the Members.  Meetings of the Members may be called by (i) the Board or (ii) by a Member or group of Members holding more than 20% of the then-outstanding Class A Common Units.  Written notice stating the place, date, and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Class A Common Unit holder, by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. The Class A Common Unit Members may hold meetings at the Company’s principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.  Any Class A Common Member may participate in a meeting of the Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.  The business to be conducted at such meeting need not be limited to the purpose described in the notice. A quorum of any meeting of the Class A Common Members shall require the presence of the Members holding a majority of the Class A Common Units held by all Members.  Notwithstanding the provisions of this Error! Reference source not found., any matter that is to be voted on, consented to, or approved by the Class A Common Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by email, by a Member or Members holding not less than a majority of the Class A Common Units held by all Members.

Section 2.02          Members’ Interest. The Membership Interest of the Members shall be represented by issued and outstanding units of membership interest (“Units”), which may be divided into one or more types, classes or series. Each type, class or series of Units shall have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series. The Units of the Company shall initially be of two (2) types: “Class A Preferred Units” and “Class A Common Units.”

Section 2.03         Capital. The capital of the Company shall consist of the amounts contributed to the Company pursuant to this Article II

Section 2.04         Initial Capital. The Company requires capital to fulfill its obligation to fund the purchase of the Property. Each Member shall make on or before the Closing Date of the Property (or has made), in accordance with their respective required Capital Contribution and the provisions below, Capital Contributions consisting of the following:

(a)        Brown Family Enterprises, LLC Capital Contribution. Brown Family shall contribute an amount equal to approximately $550,000 of the Initial Capital Contribution agreed to by the Members and its Capital Account shall be credited with such amount and Brown Family shall receive its Membership Interest as set forth in Section 2.04(b)(i) in exchange.

(b)        Generation Income Properties, L.P. Capital Contribution. GIPLP shall contribute an amount equal to approximately $50,000 of the Initial Capital Contribution agreed to by the Members and its Capital Account shall be credited with such amount and GIPLP shall receive its Membership Interest as set forth in Section 2.04(b)(ii) in exchange.

(i)   Class A Preferred Units. Authorization and Issuance. Subject to compliance with Article IV, Brown Family has committed to the Company, subject to Section 2.04(a) of this Agreement, an Initial Capital Contribution equal to the amount as reflected in Schedule A of this Agreement (subject to a final determination and adjustment on or before the Closing Date). The Company is hereby authorized to issue a class of

Units designated as Class A Preferred Units. Class A Preferred Units issued shall, upon issuance thereof and full payment of Brown Familys Capital Contribution commitments therefor, be deemed to be duly authorized, validly issued, fully paid and nonassessable. A total of the number of Class A Preferred Units, as reflected in Schedule A of this Agreement (subject to a final determination and adjustment on or before the Closing Date) are hereby authorized for issuance by the Company, each at a price of $ 10.00 per Class A Preferred Unit, which if fully issued and full payment therefor received shall represent the total Capital Contribution, reflected in Schedule A of this Agreement (subject to a final determination and adjustment on or before the Closing Date), of the Preferred Member. The Company shall pay a Preferred Return to the Preferred Members, on a monthly basis and subject to this Agreement.

(ii)   Class A Common Units. Authorization and Issuance. Subject to compliance with Article IV, GIPLP has committed to the Company, subject to Section 2.04(b) of this Agreement, an Initial Capital Contribution equal to the amount as reflected in Schedule A of this Agreement (subject to a final determination and adjustment on or before the Closing Date). The Company is hereby authorized to issue a class of Units designated as Class A Common Units. Class A Common Units issued shall, upon issuance thereof and full payment of Capital Contribution commitments therefor, be deemed to be duly authorized, validly issued, fully paid and nonassessable. A total of the number of Class A Common Units, as reflected in Schedule A of this Agreement (subject to a final determination and adjustment on or before the Closing Date) are hereby authorized for issuance by the Company, each at a price of $1.00 per Class A Common Unit, which if fully issued and full payment therefor received shall represent the total Capital Contribution, reflected in Schedule A of this Agreement (subject to a final determination and adjustment on or before the Closing Date), of the Common Member.

Section 2.05         Capital Commitments.

(a)        Agreement to Contribute Capital. The Members agree to make their respective Capital Contributions on or before the Closing of the Property. In the event additional capital is required by the Company, the Manager shall, in its sole discretion, take one or more of the following actions:

(i)         cause the Company to obtain such additional funds from the Preferred Members and the Common Members in accordance with the terms hereof;

(ii)        cause the Company to obtain funds from additional investors; and

(iii)       cause the Company to seek to borrow the required additional funds from any third-party lender.

Section 2.06         Default by Members.  Each Member agrees that: (i)

payment of its required Capital Contributions and amounts required under this Agreement when due is of the essence, and is to be made absolutely and unconditionally in each case without any set-off, withholding, counterclaim, defense or reduction; (ii) any Default by any Member would cause injury to the Company and to the other Members; and (iii) that the amount of damages caused by any such injury would be extremely difficult to calculate. Upon the occurrence of a Default, the Manager may take such actions as it determines, in its sole discretion, are reasonable and appropriate with respect to the Default.

Section 2.07         Additional Capital Contributions. If the Manager determines that the Company requires cash in addition to the Capital Contributions set forth in this Agreement in order to carry out the purposes of this Agreement or to carry on the business of the Company, no more than 30 days after such determination, the Members may, but have no obligation, to agree to or make any additional contributions of additional capital; and the Manager may obtain additional financing from new investors after a written indication by each Member of the Member’s decision not to provide additional Capital Contribution; provided, however, that the Manager shall be required to obtain the prior approval of the Preferred Member to accept additional Capital Contributions or obtain additional financing, in each case in excess of $100,000, which approval shall not be unreasonably withheld, conditioned or delayed, and which will be deemed provided if the additional financing or additional Capital Contribution is to be used to redeem the Preferred Member’s Class A Preferred Units and is actually used for such purpose. The Members acknowledge and agree that if a Member decides not to contribute Additional Capital Contributions, such Member’s Membership Interest may be decreased based on the Additional Capital Contributions of the other Members. Notwithstanding the Manager’s right to accept additional financing from new investors or accept additional Capital Contributions in amounts less than $100,000, the Manager may not issue any new Membership Interests or obtain new financing in any amount without the Preferred Member’s prior consent in the event the new Membership Interests or the terms of the new financing would negatively affect the Preferred Member’s preferential right to distributions or redemption rights.

Section 2.08         Additional Member Capital Contributions. (a) Subject to complying with the terms of Section 2.07, the Manager shall have the right to admit one or more Persons as members of the Company (each an “Additional Member”) with such rights and obligations as the Manager shall determine. Upon admission of any new Member (i) such Member shall be designated as a Preferred Member, Common Member or such other classification as the Manager shall elect based on such new Member’s rights and obligations hereunder and (ii) subject to Sections 9.03 hereof, the Manager is authorized to amend this Agreement without any further action on the part of any other Member to reflect the admission of such new Member and its rights and obligations hereunder. Subject to the Act and this  Section 2.08, any Membership Interest issued to Additional Members may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the Manager, in its sole and absolute discretion without the approval of any Member, and set forth in this Agreement or a written document thereafter attached to and made an exhibit to this Agreement (each, a “Membership Interest Designation”); provided, that that material terms of any Membership Interest Designation shall be set forth in any Additional Member Notice. Without limiting the generality of the foregoing, the Manager shall have authority to specify (a) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interest; (b) the right of each such class or series of Membership Interest to share in Company distributions; (c) the rights of each such class or series of Membership Interest upon dissolution and liquidation of the Company; (d) the voting rights, if any, of each such class or series of Membership Interest; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Membership Interest; provided, however, that none of the foregoing shall reduce Brown Family’s Preferred Return and nine percent (9%) IRR set forth in Section 4.03(c).

Section 2.09         Capital Accounts. A Capital Account shall be established and maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

(a)        To each Member’s Capital Account there shall be credited the amount of cash and the initial Gross Asset Value of any other property contributed by such Member as Capital Contributions to the Company, all Net Profits allocated to such Member pursuant to Section 3.01 and any items of income and gain that are specially allocated to such Member pursuant to Sections 3.02 and 3.03, and the amount of any Company liabilities assumed by such Member or which are secured by any property of the Company distributed to such Member (but only to the extent such liabilities are to be credited pursuant to the Treasury Regulations).

(b)        To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property of the Company distributed to such Member pursuant to any provision of this Agreement, all Net Losses allocated to such Member pursuant to Section 3.01 and any items of loss and deduction that are specially allocated to such Member pursuant to Sections 3.02 and 3.03, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company (but only to the extent such liabilities are to be debited pursuant to the Treasury Regulations).

(c)        Upon a transfer of any Membership Interest (or portion thereof) in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest (or portion thereof).

(d)        The Manager may cause the Capital Accounts of the Members to be adjusted to reflect any revaluation(s) of any one or more Company assets made pursuant to, and in accordance with, the definition of Gross Asset Value and, further, in accordance with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g) (with such provisions being incorporated herein by reference).

Section 2.10       Return of Capital. Except as otherwise agreed by the Members, or as otherwise specifically provided herein, no Member shall be entitled to demand the return of, or to withdraw, any part of his Capital Contribution or any balance in his Capital Account, or to receive any distribution, except as provided for in this Agreement.

Section 2.11       Interest on Capital. No interest shall be payable on any Capital Contributions made to the Company.

Section 2.12       Member Loans. Any Member may make a Member Loan to the Company only with the approval of the Members. Member Loans shall be repaid in advance of amounts distributable to Members pursuant to Section 4.01, but shall be subordinated to payments of third party debt.

Section 2.13       No  Obligation to Restore. The Manager shall have no

obligation to restore a negative balance in its Capital Account.

ARTICLE III

Allocations of Profits and Loss

Section 3.01         Allocations of Net Profits and Net Losses. After giving effect to the special allocations and limitations set forth in Sections 3.02 and 3.03, Net Profits and Net Losses (and/or each and any of the items of income, gain, losses and deductions  entering into the computation thereof) for any fiscal year or other relevant period shall be allocated to and among the Members in such manner that the Manager shall determine will result in the Capital Account balance for each Member (which balance may be positive or negative), after adjusting the Capital Account for all Capital Contributions and distributions and any special allocations required pursuant to this Agreement for the current and all prior fiscal years and other periods being (as nearly as possible) equal to the amount that would be distributed to the Member if the Company were to sell all of its assets at their current Gross Asset Value, pay all liabilities of the Company, and distribute the proceeds thereof in accordance with Section 4.03. Net Losses allocated pursuant to this Section 3.01 to a Member shall not exceed the maximum amount of Net Losses that can be allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any fiscal year or other relevant period. In the event that some but not all of the Members would have an Adjusted Capital Account Deficit as a consequence of an allocation of Net Losses pursuant to this Section 3.01, the limitations set forth herein shall be applied on a Member-by-Member basis and Net Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Net Losses to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

Section 3.02         Special / Regulatory Allocation. The following special allocations shall be made to the Members in the following order and priority:

(a)        Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article III , if there is a net decrease in “partner nonrecourse debt minimum gain” (as defined in Treasury Regulations Section 1.704-2(i)(2) attributable to “partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) during any fiscal year or other relevant period, each Member who or that has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year or other relevant period (and, if necessary, subsequent fiscal years and periods) in an amount equal to such Member’s share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 3.02(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(b)        Minimum Gain Chargeback. Except as otherwise provided in

Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Section 3.02, if there is a net decrease in “partnership minimum gain” (as defined in Treasury Regulations Section 1.704-2(b)(2) during any fiscal year or other relevant period, each Member shall be specially allocated items of Company income and gain for such fiscal year or other relevant period (and, if necessary, subsequent fiscal years and other periods) in an amount equal to such Member’s share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704(j)(2) of the Treasury Regulations. This Section 3.02(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(c)        Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) which causes or increases an Adjusted Capital Account Deficit of such Member, items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate any such Adjusted Capital Account Deficit as quickly as possible. This Section 3.02(c) is intended to qualify as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)        Member Nonrecourse Deductions. Any “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)(1)) for any fiscal year or other relevant period shall be specially allocated to the Member who bears the economic risk of loss with respect to the “partner nonrecourse debt” (as defined in Treasury Regulations Section 1.704-2(b)(4)) to which such partner nonrecourse deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(e)        Nonrecourse Deductions. “Nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)(1)) shall be allocated to the Members in proportion to their respective Percentage Interests.

(f)        Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Members in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant  to such section of the Treasury Regulations.

Section 3.03         Curative Allocations. The allocations set forth in Sections 3.01(c) and 3.02 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 3.03. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the

Manager shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 3.01. In exercising its discretion under this Section 3.03, the Manager shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

Section 3.04         Tax Allocations.

(a)        General. For each fiscal year or other relevant period, items of income, deduction, gain, loss or credit shall be allocated for United States federal, and state and local,  income tax purposes to and among the Members in the same manner as their corresponding book items are allocated to the Members pursuant to Sections 3.01, 3.02 and 3.03 hereof for such fiscal year or other relevant period, as modified by subsections (b) through (d) below:

(b)        Section 704(c) Allocations. In accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, Company income, gain, loss, and deduction with respect to any asset contributed to the capital of the Company shall, solely for tax purposes, be allocated to and among the Members so as to take account of any variation between the Company’s adjusted tax basis in such asset for United States federal income tax purposes and the Gross Asset Value of the asset using any method (or methods) that the Manager determines to use and which is permitted under Code Section 704(c) and the Treasury Regulations thereunder.

(c)        Reverse Section 704(c) Allocations. In the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (b) or (d) of the definition of “Gross Asset Value,” subsequent allocations of Company income, gain, loss and deduction with respect to such asset shall take account of any variation between the Gross Asset Value of such asset immediately before such adjustment and its Gross Asset Value immediately after such adjustment using any method (or methods) that the Manager shall determine to use and which is permitted under Code Section 704(c) and the Treasury Regulations thereunder.

(d)        Recapture Income. Depreciation and amortization recapture, if any, resulting from any sales or dispositions of tangible or intangible depreciable or amortizable property of the Company shall be allocated to and among the Members in the same proportions that the depreciation or amortization being recaptured was allocated to and among the Members to the maximum extent permissible under the Treasury Regulations.

(e)        Other. Any elections or other decisions relating to allocations under this Section 3.04 will be made by the Manager. Allocations under this Section 3.04 are solely for purposes of United States federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits or Net Losses or other items or Distributions under any provision of this Agreement.

Section 3.05         Allocation in Event of Transfer. If there is a change in any Member’s interest in the Company, whether by reason of a transfer of such interest, the admission of a new Member or otherwise, during any fiscal year or other relevant period, Net Profits, Net Losses and items thereof for such fiscal year or other relevant period shall be allocated using such method(s) that the Manager shall determine to use and which is permissible under Section 706(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV

Distributions

Section 4.01         General. The Manager shall have sole discretion regarding the amounts and timing of distributions of Distributable Operating Funds and Distributable Capital Transaction Proceeds to Members, including to decide to forego distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as the Manager deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies); provided, that to the extent there are sufficient Distributable Operating Funds or Distributable Capital Transaction Proceeds to do so, the Preferred Return shall be distributed monthly.

Section 4.02         Distributable Operating Funds.         Distributable Operating Funds shall be distributed as follows:

(a)         First, to the Preferred Member, until the Unpaid Preferred Return of the Preferred Member shall equal, or otherwise be reduced to, zero;

(b)         Thereafter, 100% to the Common Member.

Section 4.03         Distributable Capital Transaction Proceeds. Distributable Capital Transaction Proceeds shall be distributed to the Members as follows:

(a)         First, to the Preferred Member, until the Unpaid Preferred Return of the Preferred Member shall equal, or otherwise be reduced to, zero;

(b)         Then, to the Preferred Member and the Common Member, in proportion to their respective Unreturned Capital Contributions, until the Unreturned Capital Contributions of the Preferred Member and of the Common Member shall equal, or otherwise be reduced to, zero;

(c)         Then, to the Preferred Member and the Common Member, in the amount needed to cause the aggregate distributions made to each them pursuant to Section 4.02 and 4.03 to achieve a 9% IRR on each of their aggregate Capital Contributions, in proportion to their Percentage Interests at the time of the distribution; and

(d)         Then, one hundred percent (100%) to the Common Member.

Section 4.04         Tax Distributions. Notwithstanding anything herein to the contrary and as a priority to the distributions to be made pursuant to either Section 4.02 or 4.03, the Company shall distribute and shall have distributed (in one or more distributions), to each Member during each United States federal taxable period and by no later than thirty days following the end of each such taxable period, an amount of cash equal to the product of (i) the highest combined effective federal income tax rates imposed on the ordinary income of married individuals, multiplied by (ii) such Member’s Percentage Interest, multiplied by (iii) the amount of the Company’s estimated (or if available, actual) taxable income as determined for federal income tax purposes for the applicable tax year that is allocable to the Members(such Member’s “Tax Distribution Amount” for such taxable period); provided, however, if the Manager determines that there shall be an insufficient amount of cash to so distribute to each Member for any taxable period, then the amount of cash that the Manager determines to be so available to distribute shall be distributed to the Members in proportion to their respective Tax Distribution Amounts, with any unpaid Tax Distribution Amounts to be treated as an additional Tax Distribution Amount for the immediately succeeding period for distribution pursuant to this Section 4.04. Any Tax Distribution Amount distributed to any Member shall be treated as, and shall reduce and be credited against, but without duplication, any amount(s) that would otherwise be distributable and distributed to such Member pursuant to Sections 4.02 and/or 4.03 including by reason of the application of Section 7.02(a) (and in the priorities as so provided in these sections).

Section 4.05         Withholding. The Company shall comply with any and all of its withholding obligations under the Code and under any applicable United States federal, state, local and, as applicable, foreign tax law. Each Member hereby authorizes the Manager and the Company to withhold or pay on behalf of or with respect to such Member any such withholding tax that the Manager determines, in its discretion, that it is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.  Any amount so withheld and/or paid over, and/or paid, by the Company to the Internal Revenue Service and/or any state, local or other tax or governmental authority, agency, entity, instrumentality or other body (any of the foregoing, a “Tax Authority”) in respect of any payment, distribution and/or any Net Profits, income, profits and/or gain allocated or allocable by the Company to any Member shall be treated as an amount actually distributed or paid to such Member and shall reduce and be credited against (but without duplication) the first amount(s) that would otherwise be distributable or payable to such Member under any provision of this Agreement (including, without limitation, under any provision of this Article IV, including by reason of the application of Section 7.02(a)) or any other agreement or arrangement.  Any determinations made by the Manager pursuant to this Section 4.05 shall binding upon the Members.   Any Person who ceases to be a Member shall be deemed to be a Member for purposes of this Section 4.05, and the obligations of a Member pursuant to this Section 4.05 shall survive indefinitely with respect to any taxes withheld or paid by the Company that relate to the period during which such Person was actually a Member, regardless of whether such taxes are assessed, withheld or otherwise paid during such period.

ARTICLE V

Management of the Company

Section 5.01         Management of Business and Affairs.

(a)         Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be exclusively and solely vested in the Manager. Except as otherwise expressly provided in this Agreement, no Member, other than the Manager, shall be an agent of the Company or have any authority to bind or take action on behalf of the Company.  The Member hereby agrees that there will be one Manager.  The Manager shall hold office until the Manager resigns or is removed by the Common Member. It shall not be necessary for a Manager to be a Member.  Any vacancy occurring in the Manager position may be filled by the Common Member.

(b)         The Members hereby designate and appoint GIPLP to serve as the

Manager of the Company. Subject to the approval of the Members for any Major Decision (defined below), the management of the Property shall rest with and remain the sole and absolute right, and responsibility of the Manager. All Members agree to cooperate with the Manager by executing any consents or certificates of the Company necessary to demonstrate to a lender, tenant or other service provider to the Company that the Manager has the power and authority set forth in this Section 5.01. Without limiting the generality of the foregoing, but subject to the express provisions of this Agreement to the contrary, the Manager shall have the full power and authority to do all things deemed necessary or desirable by it in its reasonable discretion to conduct the business of the Company and to effectuate the purposes set forth in Section 1.03 hereof, including, without limitation:

(i)        the making of any expenditures that it reasonably deems necessary for the conduct of the activities of the Company;

(ii)       the use of the cash assets of the Company for any purpose consistent with the terms of this Agreement which the Manager reasonably believes may benefit the Company and on any terms that the Manager sees fit and the repayment of obligations of the Company;

(iii)      the management, operation, leasing (including the amendment and/or termination of any lease), landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(iv)      the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Manager considers useful or necessary to the conduct of the Company’s operations or the implementation of the Manager’s powers under this Agreement, including contracting with property managers, contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents (including GIPLP service providers and property managers provided that the terms and conditions of any agreement or contract with such service providers and property managers shall be on terms no less favorable to the Company than terms available from unrelated parties) and the payment of their expenses and compensation out of the Company’s assets;

(v)       the distribution of Company cash and other Company assets in accordance with this Agreement and the holding and management of other assets of the Company;

(vi)      the selection and dismissal of agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring;

(vii)     the maintenance of such insurance for the benefit of the Company and the Members as it deems necessary or appropriate including casualty, liability and other insurance on the Property and other assets of the Company, which insurance may be obtained by a blanket insurance policy obtained by the Manager or its Affiliates, the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, the incurring of legal expenses and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(viii)    holding, managing, investing and reinvesting cash and other assets of the Company;

(ix)      the collection and receipt of rents, revenues and income of the Company;

(x)       in addition to working capital and/or reserves required to be maintained under this Agreement, the maintenance of working capital and other reserves in such amounts as the Manager deems appropriate and reasonable from time to time; and

(xi)      the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Manager for the accomplishment of any of the powers of the Manager enumerated in this Agreement.

(c)        In addition to and without limiting the duties and obligations of the Manager as set forth above, the Manager shall (on behalf of the Company):

(i)        cause the Company, directly or through its agents, at all times to perform and comply with the provisions of any loan commitment, agreement, mortgage, deed of trust, lease, construction contract or other contract, instrument or agreement to which the Company is a party or which affects the Property or the operation thereof;

(ii)       keep and maintain at least such insurance coverage as may be required by the holder of any mortgage or deed of trust encumbering all or any portion of any Property;

(iii)      open and maintain bank accounts for funds of the Company;

(iv)      employ contractors for the ordinary maintenance and repair of the Property, including installation of tenant improvements as required by leases on the Property;

(v)       retain or engage real estate brokers licensed to do business in the state in which the Property, or any part thereof, is located;

(vi)      use reasonable efforts to enter into leases of space and other occupancy agreements on the Property on market terms and conditions, and in accordance with the requirements of any applicable loan;

(vii)     employ such managing or other agents necessary for the operation, management and leasing of the Property including, without limitation, a property manager;

(viii)    cause the Company to enter into a loan or loans to be secured by the Property;

(ix)      retain or engage attorneys and accountants, to the extent such professional services are required during the term of the Company; and

(x)       do any act which is necessary or desirable to carry out any of the foregoing.

(d)        Notwithstanding the provisions of Section 5.01(b), 5.01(c) and 5.01(d) neither the Manager nor any other Member shall have any authority, in the name of or on behalf of the Company, to take any of the following actions or make any of the following decisions without the prior written consent or approval of the Members (each, a “Major Decision”):

(i)        the sale, transfer, exchange or other disposition of the Property;

(ii)       the mortgage, pledge, encumbrance or hypothecation of the Property;

(iii)      refinancing any mortgage on the Property or any debt obligation of the Company;

(iv)      any cross-collateralization of the assets of the Company with any affiliate of a Member;

(v)       except with respect to a mortgage on the Property and as required by law, subordinate the Company’s obligations to pay the Preferred Return to the Preferred Member hereunder;

(vi)      except as provided in this Agreement, admit any Person as an Additional Member of the Company;

(vii)     assign all or substantially all of the assets of the Company in trust for creditors or file on behalf of the Company a voluntary petition for relief under the bankruptcy laws or similar voluntary petition under state laws; and

(viii)    cause the Company to become a party to any merger, consolidation or share exchange with any other entity or person, or dissolve or terminate the Company.

(e)        Notwithstanding the provisions of Section 5.01(e), or any other provision of this Agreement, and for the purpose of avoiding any doubt, the terms of this Agreement shall not restrict the merger, consolidation, public offering, share exchange, sale or acquisition by or of GIPREIT in an fashion whatsoever.

(f)        Whenever the Manager requests that the Members consent to any action required of the Members under the provisions of this Agreement, notice shall be delivered by the Manager to the Members, which notice shall be in writing and shall include (a) a summary of the terms and conditions of the actions requested to be taken by the Manager (b) a copy of any proposed documentation in substantially the form to be consented to, including any document to be executed by the Company or the Members in connection therewith. Notwithstanding the inference from the foregoing provisions to the contrary, the foregoing provisions of this Section 5.01(h) shall not be deemed to reduce any specific time periods for notice otherwise expressly set forth in this Agreement.

Section 5.02        Duties and Conflicts.

(a)        The Members, in connection with their respective duties and responsibilities hereunder, shall at all times act in good faith and, except as expressly set forth herein, any decision or exercise of right of approval, consent, disapproval or deferral of approval by a Member (including the Manager) is to be made by such Member pursuant to the terms of this Agreement in good faith, but recognizing that each Member may act in its own economic self-interest and in accordance with such tax and business objectives as it deems appropriate or desirable for such Member. Except as otherwise agreed to in writing by the Members, no Member (including the Manager) or any partner, officer, shareholder or employee of any Member shall receive any salary or other remuneration for its services rendered pursuant to this Agreement. Notwithstanding the foregoing, GIPLP service providers and property managers may manage the Property pursuant to a separate management agreement the execution by the

Company of which shall expressly not require the consent of the Preferred Member; provided, however, that the terms and conditions of any such agreement or contract shall be on terms no less favorable to the Company than terms available from unrelated parties.

(b)        Each Member recognizes that the other Members (including the Manager) have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company and that such other Member (including the Manager) is entitled to carry on such other business interests, activities and investments.

(c)        No Member (including the Manager) shall be obligated to devote all or any particular part of its time and effort to the Company and its affairs.

(d)        The Manager shall not be liable to the Company or to any other Member for any error in judgment, mistake or law or fact or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Company, except in the case of a breach of any provision of this Agreement (after written notice to the Manager and a reasonable time to cure) or its willful misconduct, gross negligence or bad faith.

Section 5.03        Exculpation and Indemnification.

a)        The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative, and whether external or internal to the Company (other than an action or suit brought by or in the right of the Company), by reason of the fact that such person is or was a Manager, Member, employee or trustee of the Company, or that, such person is or was an Affiliate of the Manager (including any partner, member, officer, director, shareholder, agent, advisor, or legal representative of the Manager or its Affiliates), Member, employee or trustee of the Company, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding, or any appeal therein, if such Person acted in good faith and in a manner he, she, or it reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

The termination of any action, suit or proceeding whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such Person had reasonable cause to believe that his, her or its conduct was unlawful.

b)        The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, she or it is or was a Manager, Member, employee or trustee of the Company or is or was an Affiliate of a Manager (including any partner, member, officer, director, shareholder, agent, advisor, or legal representative of the Manager or its Affiliates), Member, employee or trustee of the Company against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense, settlement or appeal of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudicated to be liable for gross negligence or willful misconduct in the performance of his, her or its duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

c)        Any indemnification under Sections 5.03(a) or 5.03(b) hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that the indemnification of the Person in question is proper in the circumstances because that Person has met the applicable standards of conduct set forth in Sections 5.03(a) or 5.03(b) hereof. Such determination shall be made by the Manager, in its reasonable discretion, upon notice to each of the Members; provided, that if the Preferred Member shall submit a written objection to such Manager’s determination within fifteen (15) business days after receipt of such notice, then such determination shall be made by a court of competent jurisdiction.

d)        To the extent that any Person referred to in Sections 5.03(a) or 5.03(b) hereof has been successful on the merits or otherwise in defense of any action, suit, proceeding or investigation, or any appeal or in defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, suit, claim or matter, such Person shall be indemnified against all expenses (including reasonable attorneys’ fees) incurred in connection therewith.

e)        Expenses incurred in any action, suit, proceeding or investigation or any appeal therefrom may be paid by the Company in advance of the final disposition of such matter, as authorized by the Manager in the Manager’s reasonable discretion, upon receipt of an acceptable undertaking by or on behalf of such Person to repay such amount, unless it shall ultimately be determined, as provided herein, that such Person is entitled to indemnification.

f)        The indemnification provided by this Section 5.03 shall not be deemed exclusive of, and shall not affect, any other rights to which any Person seeking indemnification may be entitled under any law, agreement, or otherwise, and shall continue and inure to the benefit of the heirs, executors and administrators of such a Person.

g)        The Company may purchase and maintain insurance on behalf of any Person who is or was a Manager, Member, employee or trustee of the Company against any liability asserted against such Person and incurred by him, her or it in any such capacity, or arising out of his, her or its status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section. Such insurance may include “tail” coverage for periods after termination of service in such capacity or after liquidation, merger, consolidation or other change in the Company.

h)        The Company shall, at its cost and expense, defend with counsel of the Company’s choice or approval, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Company by reason of the fact that he, she or it or was acting in any capacity described in Sections 5.03(a) or 5.03(b) hereof if he, she or it acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

Section 5.04        Compliance with Certain Requirements.

Each Member hereby acknowledges that one of the partners of GIPLP is Generations Income Properties, Inc. (“GIPREIT”), a Maryland corporation that has made the election to be treated as, and which constitutes, a real estate investment trust (a “REIT”) under Sections 856 et. seq. of the Code and the regulations, rules and requirements thereunder (collectively, the “REIT Rules”). Accordingly, and notwithstanding anything herein or in any other document governing the management and operation of the Property to the contrary, and for so long as GIPREIT continues to be so treated and so constitute a REIT, the Company shall be managed and operated as if itself is an entity subject to the REIT Rules even if such management and operation is, or could be or become, detrimental or adverse, financially, economically or otherwise, to the Company and/or any Member. To this end, the Manager (or any successor manager(s)) shall have the right to, and shall, cause the Company and/or any of its direct and indirect subsidiaries and Affiliates to take any action or to refrain from taking any action (including but not limited to using a protective trust to own assets) that the Manager determines would be necessary or desirable for the Company, if it itself were a REIT, to (i) preserve its continued qualification as a REIT; and/or (ii) avoid being subject to any excise or other taxes under Sections 857 or 4981 of the Code or under any of the other REIT Rules. For the avoidance of doubt, and notwithstanding anything herein or under any otherwise applicable law, rule, regulation or requirement to the contrary, neither the Manager (or any successor manager) nor any Member shall be liable to the Company, any Member or any other Person for any damages or losses that could result or arise from the Company being operated and/or managed as provided in this Section 5.04.

Section 5.05         Reliance by Third  Parties.  Persons dealing with the Company may rely conclusively upon the certificate of the Manager to the effect that it is then acting as the Manager and upon the power and authority of the Manager as herein set forth.

Section 5.06         Standard of Care; Activities of the Manager.  The Manager and its Affiliates may at any time and from time to time engage in and possess interests in other business ventures of any and every type and description, and neither the Company nor the Members shall by virtue of this Agreement or otherwise have any right, title or interest in or to such independent ventures. The Manager and its Affiliates will have no obligation to offer to the Company, and are expressly permitted to invest directly or indirectly (independent of the Company and/or the Preferred Member) in any opportunities.

Section 5.07 Fees and Expense.

(a) Company Expenses.         The Company shall pay directly, or reimburse GIPLP for all of the costs and expenses of the Company’s operations, including, without limitation, the following costs and expenses: (a) all organization expenses advanced or otherwise paid by the Members; (b) all costs of personnel employed by the Company and directly involved in the Company’s business, if any; (c) all compensation due to the Members or their Affiliates; (d) all costs of borrowed money, taxes and assessments on Property and other taxes applicable to the Company; (e) legal, accounting, audit, brokerage and other fees; fees and expenses paid to independent contractors, mortgage brokers, real estate brokers and other agents; (g) costs of leasing, acquiring, owning, developing, constructing, improving, operating, and disposing of Property; (h) expenses incurred in connection with the development, construction, alteration, maintenance, repair, remodeling, refurbishment, leasing and operation of Property; (i) all expenses incurred in connection with the maintenance of Company books and records, the preparation and dissemination of reports, tax returns or other information to the Members and the making of Distributions to the Members; (j) expenses incurred in preparing and filing reports or other information with appropriate regulatory agencies; (k) expenses of insurance as required in connection with the business of the Company; (l) costs incurred in connection with any litigation in which the Company may become involved, or any examination, investigation, or other proceedings conducted by any regulatory agency, including legal and accounting fees; (m) the actual costs of goods and materials used by or for the Company; (n) the costs of services that could be performed directly for the Company by independent parties such as legal, accounting, secretarial or clerical, reporting, transfer agent, data processing and duplicating services but which are in fact performed by the Members or their Affiliates, but not in excess of the amounts which the Company would otherwise be required to pay to independent parties for comparable services in the same geographic locale; (o) expenses of Company administration, accounting, documentation and reporting; (p) expenses of revising, amending, modifying or terminating this Agreement; and (q) all other costs and expenses incurred in connection with the Company’s business, including travel to and from the Project that may be acquired by the Company. The legal expenses (up to $5,000) of Brown Family Enterprises, LLC and GIPLP respectively in connection to this Agreement shall be an expense of the Company and shall be reimbursable to the respective Member.

(b) Fees. N/A

ARTICLE VI

Transferability of Member Interests

Section 6.01 Assignability of Units. Without the prior written consent of the Manager, which may be withheld in its sole and absolute discretion, a Member may not (i) pledge, transfer or assign its Membership Interest in the Company, in whole or in part, to any person except as provided in Section 6.02 or (ii) substitute for itself as a Member any other Person. The Manager may require a Member seeking to transfer its Membership Interest to obtain, at such Member’s cost, a legal opinion satisfactory to the Manager that such transfer does not, among other things, require registration under the Securities Act or the Investment Company Act, or subject the Company to other regulatory burdens.  Additionally, GIPLP may not pledge, transfer or assign its Membership Interest in the Company, with or without the consent of Manager, to any Person other than an Affiliate until such time as the Brown Family’s Membership Interest has been redeemed by the Company or transferred to a third party. GIPLP may pledge, transfer or assign its Membership Interest to an Affiliate of GIPLP with the prior consent of Preferred Member, which consent will not be unreasonably withheld, conditioned, or delayed. The Manager does not generally expect to consent to pledges of Membership Interest. Any attempted pledge, transfer, assignment or substitution not made in accordance with this Section 6.01 shall be void.

Section 6.02         Permitted Assignees.

(a)        Subject to compliance with Section 6.01, a purchaser, assignee or transferee of a Member’s Membership Interest (each such Person, a “Permitted Assignee”) shall have the right to become a Substitute Member only if the following conditions (in addition to those set forth in Section 6.01) are satisfied:

(i)         A duly executed and acknowledged written instrument of assignment or document of transfer satisfactory in form and substance to the Manager shall have been filed with the Company;

(ii)        The Member and the Permitted Assignee shall have executed and acknowledged such other instruments and documents and taken such other action as the Manager shall reasonably deem necessary or desirable to effect such substitution;

(iii)       The Member or the Permitted Assignee shall have paid to the Company such amount of money as is sufficient to cover all costs, fees and expenses (including attorney’s fees) incurred by or on behalf of the Company in connection with such substitution; and

(iv)       The Manager shall have consented to such substitution.

In the event of the admission of a Permitted Assignee as a Substitute Member, all references herein to the Members shall be deemed to apply to such Substitute Member and such Substitute Member shall succeed to all rights and obligations of the transferor Member hereunder, including the Capital Account balance of such transferor.

(b)        The Company shall, after the effective date of any assignment pursuant to the provisions of this Section 6.02, pay all distributions on account of the Membership Interest so transferred to the Permitted Assignee. If any such distribution is made to the assignor it shall be treated as if paid to the Permitted Assignee for purposes of determining the Capital Account balance of the Permitted Assignee.

(c)         Notwithstanding anything to the contrary, the Common Member may, upon written notice to the Manager, transfer any of its Membership Interests to an Affiliate of the Common Member.

(d)         Any Member who assigns all of its Membership Interest in the Company shall, upon the effective date of such assignment, cease to be a Member for all purposes, except that no assignment of all or any portion of its Membership Interest in the Company shall relieve the assignor of its obligations under this Agreement, whether arising prior to or subsequent to such transfer.

Section 6.03 Limitation of Liability.  For each Member, liability shall be limited as set forth in this Agreement, the Act, and other applicable law. A Member will not be personally liable for any debts or losses of the Company beyond its respective Capital Contribution; provided, however, that any Member who receives a distribution or the return in whole or in part of its Capital Contribution is liable to the Company only to the extent that such Member knew that such distribution violated the Act and then, only to the extent required by the Act.

ARTICLE VII

Termination of the Company

Section 7.01         Dissolution.

(a)        The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(i)         the sale or disposition of all of the assets of the Company and the receipt of all consideration therefor;

(ii)         the occurrence of any event which, as a matter of law, requires that the Company be dissolved; or

(iii)        A determination by the Common Member after receiving prior, written consent from Preferred Member, to dissolve the Company.

(b)        Dissolution of the Company shall be effective on the day on which the Dissolution Event occurs, but the Company shall not terminate until the Company’s Certificate of Formation shall have been cancelled and the assets of the Company shall have been distributed as provided in Section 7.02 hereof. Notwithstanding the dissolution of the Company prior to the termination of the Company, as aforesaid, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

(c)        The Bankruptcy, insolvency, dissolution, death or adjudication of incompetency of a Member shall not cause the dissolution of the Company. In the event of the Bankruptcy, death or incompetency of a Member, its executors, administrators or personal representatives shall, subject to the Investment Company Act of 1940, as amended, and the requirements of Article VII hereof, have the same rights that such Member would have if it had not suffered the foregoing, and the interest of such Member in the Company shall, until the termination of the Company, be subject to the terms, provisions and conditions of this Agreement.

Section 7.02         Liquidation.

(a)        Except as otherwise provided in this Agreement, upon dissolution of the Company, the Manager (or its designee) shall liquidate the assets of the Company, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Company’s Certificate of Formation. As soon as possible after the dissolution of the Company, a full account of the assets and liabilities of the Company shall be taken and a statement shall be prepared setting forth the assets and liabilities of the Company. A copy of such statement shall be furnished to each of the Members within sixty (60) days after such dissolution. Thereafter,  the assets shall be liquidated as promptly as possible and the proceeds thereof shall be applied in the following order:

(i)         The expenses of liquidation and the debts of the Company, other than the debts owing to the Members, shall be paid from the proceeds of liquidation. Any reserves shall be established or continued which the Manager (or its designee) deems reasonably necessary for any liabilities to be satisfied in the future, for any contingent or unforeseen liabilities or obligations of the Company or for its liquidation. Such reserves shall be held by the Company for the payment of any of the aforementioned contingencies, and at the expiration of such period as the Manager shall deem advisable, the Company shall distribute the balance thereafter remaining in the manner provided in the following subsections;

(ii)        Such debts as are owing to the Members, including unpaid expense accounts or advances made to or for the benefit of the Company, shall be paid; and

(iii)       Then, to the Members pursuant to and as provided in Section 4.03.

(b)        Upon dissolution of the Company, each of the Members shall look only to the assets of the Company for the return of his, her or its investment, and if the Company’s assets remaining after payment and discharge of debts and liabilities of the Company, including any debts and liabilities owed to any one or more of the Members, are not sufficient to satisfy the rights of a Member, the Members shall have no recourse or further right or claim against the Company, the Manager or any other Member.

(c)        If any assets of the Company are to be distributed in-kind, such assets shall be distributed to the Members in accordance with Section 4.01 as if the assets were sold based on the fair market value thereof, and any Member entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the Manager.

(d)        No Priority. Each Member shall look solely to the assets of the Company of which such Member is a Member for the return of such Member’s aggregate Capital Contributions in the Company and no Member shall have priority over any other Member as to the return of such Capital Contribution.

ARTICLE VIII

Reports to Members; Books and Records

Section 8.01         Independent  Auditors. The Investments (including the Property) may, in the sole discretion of the Manager, be audited annually by an independent certified public accountant selected by the Manager in its sole discretion. Expenses incurred in connection of an audit of the Investments (including the Property) shall be borne by such Property.

Section 8.02         Reports to Members. The Company shall prepare and deliver to each Member (i) to the extent prepared at the request of the Manager, unaudited quarterly statements and in the Manager’s sole discretion, an audited financial report of the Company prepared by the accountants selected by the Manager and (ii) quarterly statements of the Member’s Capital Account. The Company shall prepare and deliver to the Members, on a monthly basis, the Company’s unaudited balance sheet, profit and loss statement, cash flow statement and bank reconciliation (and/or bank statement).

Section 8.03         Tax Matters.

(a)         Tax Returns and Supplemental Information. The Manager shall cause the Company to send to each Person who or that was a Member of the Company at any time during the fiscal year or other relevant period then ended, such tax information as shall be necessary for the preparation by such Member of his, her or its United States federal, state and local income tax returns. Unless and until the Manager shall determine that the Company should make an election to be, and/or to otherwise take such action that would result in the Company being, treated as a corporation for United States federal income tax purposes, the Company and the Members agree that the Company shall constitute, and be treated for all United States federal, state and local income tax purposes, as a partnership for United States federal, state and local income purposes.

(b)         Partnership Representative.

(B)         the Manager is hereby designated as the “partnership representative” of the Company for purposes and within the meaning of the New Partnership Audit Rules (the “Partnership Representative”). The Company and each Member shall take such actions as may be required to effect such designation. The Partnership Representative shall designate from time to time a “designated individual” to act on behalf of the Partnership Representative, and such designated individual shall be subject to replacement by the Partnership Representative in accordance with the Code and Treasury Regulations.  To the extent that the Partnership Representative does not make an election to apply the alternative method provided by Section 6226 of the Code (or any analogous provision of state or local tax law), the Partnership Representative shall have the authority and discretion to determine the portion of any imputed underpayment (within the meaning of the New Partnership Audit Rules) allocable to each Member.  Each Member agrees to provide any information reasonably requested by the Partnership Representative in order to determine whether any imputed underpayment (within the meaning of the New Partnership Audit Rules) may be modified in a manner consistent with the requirements of Code Section 6225(c), including any information that will enable the Partnership Representative to determine the portion of the imputed underpayment allocable to (A) a “tax-exempt entity” (as defined in Code Section 168(h)(2)), in the case of ordinary income, to a C corporation or, in the case of capital gain or qualified dividend income, to an individual. Each Member agrees that any payment by the Company of a partnership-level tax imposed with respect to the New Partnership Audit Rules shall be treated as paid with respect to such Member.  Each Member shall promptly contribute the amount of its allocable share of any partnership-level tax upon request by the Manager and, to the extent a Member does not contribute such amount within 15 days after demand for payment thereof, the Company shall offset such amount against distributions to which such Member would otherwise be subsequently entitled pursuant to Section 4.02 and 4.03 (and such amounts shall be deemed distributed pursuant to those provisions). Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Partnership Representative and the Manager from and against any liability (including any liability for partnership-level taxes imposed with respect to the New Partnership Audit Rules) with respect to income attributable to or distributions or other payment to such Member.  Each Member agrees, upon the request of the Partnership Representative, to file an amended United States federal income tax return for the taxable year which includes the end of the taxable year to which an imputed underpayment relates and to pay on a timely basis any and all resulting taxes, additions to tax, penalties and interest due in connection with such tax return in accordance with Code Section 6225(c)(2).

(II)

Notwithstanding anything in this Agreement to the contrary, (x) the Partnership Representative, in its sole discretion, may, and/or may cause the Company to, make or take (or not make or take) any election or other action that the Partnership Representative and/or the Company is permitted or required to make or take (or not make or take) under the New Partnership Audit Rules; and (y) each Member shall timely make or take (and/or cause to be timely made and taken) any and all actions and payments, and each Member shall timely prepare and file (and/or shall cause to be timely prepared and filed) any and all of its tax returns, consistent with and in compliance with the New Partnership Audit Rules and/or otherwise as the Partnership Representative shall determine to be consistent with and in compliance with the New Partnership Audit Rules and which the Partnership directs a Member to make, take or do.

(III)

For the avoidance of doubt, any Person who ceases to be a Member shall be deemed to be a Member for purposes of this Section 8.03, and the obligations of a Member pursuant to this Section 8.03 shall survive indefinitely with respect to any taxes withheld or paid by the Company that relate to the period during which such Person was actually a Member, regardless of whether such taxes are assessed, withheld or otherwise paid during such period.

Section 8.04 Books and Records. The Company shall maintain the Company’s books and records at the principal office of the Company, or such other place as designated by the Manager in its sole discretion. The books and records of the Company shall be available for examination by any Member, or its duly authorized representatives, during normal business hours upon reasonable request of a Member. The Company may provide such financial or other statements as the Manager in its sole discretion deems advisable.

Section 8.05 Information from Members. Each Member agrees to provide, upon the reasonable request of the Manager, any and all information necessary to comply with laws applicable to the Company.

Section 8.06 Assets and Liabilities. The assets and liabilities of the Company shall be determined based upon generally accepted accounting principles or as the Manager shall otherwise reasonably determine.

Section 8.07 Valuation. Whenever the Fair Value of property is required to be determined under this Agreement, such Fair Value shall be determined by the Manager, in good faith, based upon available relevant information. It shall be reasonable for the Manager to value the Company’s assets for which market quotations are readily available based upon such market quotations. With respect to assets that are not readily marketable, the Manager will determine the Fair Value of such assets, in its sole discretion, in good faith, which may include retaining a third-party valuation firm to appraise such assets. The Manager shall also have discretion to assess Investments and to assign values as it believes are reasonable, and to adjust valuations based on hedging activities undertaken by the Company. The Manager shall have the discretion to use other valuation methods that it determines, in its sole discretion, are fair and reasonable.

ARTICLE IX

Miscellaneous

Section 9.01         General.         This Agreement (i) shall be binding on the executors, administrators, estates, heirs, and legal successors and representatives of the Members and the Manager, and (ii) may be executed, through the use of separate signature pages or supplemental agreements in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart. A facsimile or electronic signature page to this Agreement shall for all purposes be treated as an original signature page.

Section 9.02         Power of Attorney.

(a)        Each Member does hereby constitute and appoint the Manager as its true and lawful representative and attorney in fact, in its name, place and stead to make, execute, sign and file: (i) any amendment to the Certificate required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company; (ii) any amendments to this Agreement in accordance with Section 9.03; (iii) all such other instruments, documents and certificates which may from time to time be required by the laws of the State of Delaware to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company; (iv) any pledge of such Member’s Capital Commitment and its Membership Interest in the Company to secure any borrowings by the Company; (v) any instruments, documents and certificates the Manager determines are necessary or desirable to cause the sale, transfer or other disposition of the Member’s Membership Interest to another Member or any other Person or forfeiture of such Membership Interest; (vi) any and all instruments, documents and certificates the Manager determines are necessary or desirable to accomplish any of the foregoing; and (vii) any business certificate, fictitious name certificate, amendment thereto or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Company, or required by any applicable United States federal, state or local law. Additionally, each Member agrees to reasonably cooperate with the Company in providing all documentation required by lenders in connection with borrowings or indebtedness of the Company.

(b)        The power of attorney hereby granted by each of the Members is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Member; provided, however, that such power of attorney will terminate upon the substitution of another Member for all of such Member’s Membership Interest in the Company or upon the complete withdrawal of such Member from participation in the Company.

Section 9.03         Amendments to Agreement.

(a)        Amendments to this Agreement may be made with the consent and approval of all Members and the consent and approval of the Manager, which consent and approval may be withheld by the Manager in its sole and absolute discretion; provided, however, that no such consent or approval of the Members of the Company shall be required in connection with (i) amendments to this Agreement which are of a clerical or inconsequential nature, including but not limited to, a change in the name of the Company, or which may be required to comply with the Act or the terms of this Agreement, and which do not adversely affect the Members in any material respect, (ii) amendments to this Agreement which are required or contemplated by this Agreement, including, without limitation, amendments necessary to reflect the admission, substitution or withdrawal of a Member or the issuance of additional Membership Interest, (iii) amendments to this Agreement which are required by the REIT Rules, including, without limitation any applicable sections of this Agreement, (iv) amendments to this Agreement to change the name of the registered agent, the address of the registered office or the address of the office at which the Company records are kept, or (v) amendments to this Agreement which are necessary or appropriate to permit the Manager to take any action which the Manager has the authority to take pursuant to this Agreement. Notwithstanding  the  foregoing provisions of this Section 9.03, no amendment without the consent of each Member who will be materially, adversely affected shall: (w) amend this Section 9.03; (x) change the rights and interests of any Member in the Net Profit of the Company; or (y) directly or indirectly affect or jeopardize the status of the Company as a partnership for federal income tax purposes. Amendments of this Agreement that have received any required consent or approval of the Members pursuant to this Section 9.03 may be executed by the Manager through the exercise of the power of attorney granted the Manager by Section 9.02 of this Agreement.

Section 9.04         Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware,  without regard to the conflict of laws principles thereof. Any disputes arising out of this Agreement or otherwise in relation to the Company shall be adjudicated exclusively in the federal and state courts sitting in Hillsborough County, Florida, with appeal rights to the appropriate appellate courts.

Section 9.05         Approvals by Members.         Written approvals by Members may be given in lieu of a meeting of Members. A written approval may be in one or more instruments (including email), each of which may be signed by one or more Members. A written approval need not be signed by all Members if the matter being approved requires fewer than all Members to approve it. No notice need be given of action proposed to be taken by written  action, or an approval given by written action, unless specifically required by this Agreement or the Act.

Section 9.06         Notices. Any notice, payment, demand or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by postage prepaid, registered mail, return receipt requested, (iii) transmitted by fax or e-mail, or (iv) delivered by nationally/internationally recognized overnight courier, to the corresponding address as it appears in Schedule A, or to such other address as a Person may from time to time specify by notice to the Members.  Any such notice, payment, demand, or communication shall be deemed to be delivered, given and received for all purposes hereof (x) on the date of receipt if delivered personally or by courier, (y) three (3) business days after posting if transmitted by mail return receipt requested, or (z) the date of transmission by fax or e-mail, provided that the Person to whom the fax or e- mail was sent acknowledges that such fax or e-mail was received by such Person in completely legible form, or that such Person responds to the fax or e-mail without indicating that any part of it was received in illegible form, whichever shall first occur.

Section 9.07          Use of Name. The name of the Company shall belong solely to the Manager.

Section 9.08         Headings.  The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 9.09         Construction of Terms. Unless the context otherwise requires, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular and masculine, feminine and neutral shall each be deemed to include the others.

Section 9.10         Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. It is the intent of the parties hereto for the terms and conditions of this Agreement to be interpreted to the greatest extent possible so as to remain valid and enforceable, and any provision or term of this Agreement found by a court to be invalid, void or unenforceable shall be rewritten by the court pursuant to this intent.

Section 9.11         Further  Action. Each Member, upon the request of the Manager, agrees to perform all further acts and execute, acknowledge, and deliver any document that may be reasonably necessary to carry out the provisions of this Agreement.

Section 9.12         Entire Agreement. This  Agreement  and  all  exhibits and appendices hereto, constitute (for the respective Members that are parties thereto or bound thereby) the entire agreement among the Members with respect to the subject matter hereof and supersede any prior agreement or understanding among them with respect to such subject matter. The representations and warranties of the Members in, and the other provisions of the Agreement, and the obligations of the Members pursuant to Sections 5.03, 5.04, 5.07(ii), and 9.02 of this Agreement shall survive the termination of this Agreement and the termination, dissolution and winding up of the Company.

Section 9.13         Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER. THIS WAIVER APPLIES TO ANY PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 9.14         Tax Elections. The Manager may, in its sole discretion, cause the Company to make or revoke any tax election that the Manager deems appropriate, including an election pursuant to Section 754 of the Code.

Section 9.15         Member Tax Basis. Upon request of the Manager, each Member agrees to provide to the Manager information regarding its adjusted tax basis in its Membership Interests along with documentation substantiating such amount.

Section 9.16         Execution of Additional Instruments. Each party hereto hereby agrees to execute such other and further statements of interests and holdings, designations and other instruments necessary to comply with any laws, rules or regulations.

ARTICLE X

Special Covenants

Section 10.01 Preferred Member Redemption. (a) On the Redemption Date, or at any time after the Redemption Date, Brown Family shall have a right to require that the Company redeem (the “Redemption”) all, but not less than all, of the Brown Family’s entire Membership Interest (the “Redeemed Membership Interest”) for an amount equal to Brown Family’s Adjusted Capital Contribution (the “Redemption Price”) by giving written notice (“Redemption Notice”) to the Manager expressly setting forth its desire to have its entire Membership Interest redeemed in accordance with the provisions of this Section 10.01. Upon such delivery of such Redemption Notice, the remaining provisions of this Section 10.01 shall apply.

(b)        The closing of the Redemption shall occur on the business day determined by the Manager but that is no later than 120 days (the “Redemption Closing Period”) following the date of delivery of the Redemption Notice pursuant to Section 10.01(a) and shall be consummated by the Company and Brown Family having duly executed and dated the Redemption Agreement substantially in the form attached hereto as Exhibit B and delivering such executed and dated Redemption Agreement to the other of them, and with the Company contemporaneously remitting to Brown Family, by wire transfer to the account designated by Brown Family in a writing executed and dated by Brown Family or by bank or certified check, an amount equal to the Redemption Price.  Brown Family shall continue to be entitled to receive distributions of the Preferred Return until the closing of the Redemption occurs.  Except as provided in Section 10.01(c), if the Company should fail to close on the Redemption by the Redemption Closing Period, and which failure was not due to any breach, act or omission on the part of Brown Family, then the Manager shall then be required to cause the Company to proceed to sell the Property with such sale process to be undertaken in the same manner as would be the case if the Company were to proceed with the sale of the Property without regard to Section 10.01. Brown Family’s consent shall be required for any sale of the Property conducted pursuant to this Section if the net proceeds of the proposed sale will be insufficient to pay Brown Family the full Redemption Price.  The Members hereby expressly acknowledge and agree that the Company may seek to acquire the funds to pay the Redemption Price through, by and/or from such legal means and sources – including, without limitation, from financing, re-financing or other borrowing (and even one requiring the mortgaging or encumbering of the Property) and on such terms and conditions that the Manager shall determine; the accepting of one or more Capital Contributions from any one or more Person(s) (including GIPLP and/or one or more of its Affiliates) and on such  terms and conditions that the Manager shall determine and the admission of such Person(s) as a member of the Company.

(c)        At any time during the Redemption Closing Period, GIPLP shall have the option to, and/or to have any one or more of its Affiliates to (individually or collectively, the “GIPLP Purchaser”) purchase (the “Membership Interest Purchase”) the Redeemed Membership Interest (and/or portions thereof) for a total price equal to the Redemption Price, by giving written notice to the Company and Brown Family that it desires to purchase the Redeemed Membership Interest directly from Brown Family for the Redemption Price pursuant to the Membership Interest Purchase Agreement which is substantially in the form attached hereto as Exhibit C and the day on which the Membership Interest Purchase shall occur (which day shall not be later than the end of the Redemption Closing Period) (the “Purchase Closing Day”), in which case the GIPLP Purchaser and Brown Family shall close on the purchase of the Redeemed Membership Interest by each of them duly executing and dating such Membership Interest Purchase Agreement and delivering such executed and dated Membership Interest Purchase Agreement to the other(s) of them, and with the GIPLP Purchaser contemporaneously remitting to Brown Family, by wire transfer to the account designated by Brown Family in a writing executed and dated by Brown Family, an amount equal to the Redemption Price. If the GIPLP Purchaser should fail to close on the Membership Interest Purchase before the end of the Redemption Closing Period, and which failure was not due to any breach, act or omission on the part of Brown Family, then the Manager shall then be required to cause the Company to proceed to sell the Property with such sale process to be undertaken in the same manner as would be the case if the Company were to proceed with the sale of the Property without regard to Section 10.01.

(d)        The Preferred Member shall, at Brown Family’s discretion, have an option to receive, all or a portion thereof, of the Redemption Price in the form of units in Generation Income Properties, L.P. (“GIPLP UNITS”).  Such GIPLP UNITS shall be subject to all such restrictions, such as with respect to transferability, as reasonably imposed by GIPLP.

(i)        The number of GIPLP UNITS issued to Brown Family shall be determined by dividing the total amount of the Redemption Price that Brown Family shall receive in GIPLP UNITS by a 15% discount of the average 30-day market price of Generation Income Properties, Inc. (e.g. if the market stock price is $10 a share, the number of units shall be converted based on $8.50 a share).

(ii)       Units shall then be convertible into common stock of Generation Income Properties, Inc. on a 1:1 basis in accordance to the Operating Agreement of Generation Income Properties, L.P.

Section 10.02         Call Option. At any time after the Redemption Date, the Company may, at its election, require the Preferred Member or any holder of the Class A Preferred Units to sell to the Company all or any portion of such Units for the Redemption Price.  Brown Family shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Error! Reference source not found., including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. Brown Family may, at Brown Family’s discretion, have an option to receive, all or a portion thereof, of the Redemption Price in the form of GIPLP UNITS.  Such GIPLP UNITS shall be subject to all such restrictions, such as with respect to transferability, as reasonably imposed by GIPLP. The number of GIPLP UNITS issued to Brown Family shall be determined by dividing the total amount of the Redemption Price that Brown Family shall receive in GIPLP UNITS by a 15% discount of the average 30-day market price of Generation Income Properties, Inc. (e.g. if the market stock price is $10 a share, the number of units shall be converted based on $8.50 a share). Units shall then be convertible into common stock of Generation Income Properties, Inc. on a 1:1 basis in accordance to the Operating Agreement of Generation Income Properties, L.P.

Section 10.03         Tri-Party Agreement.  Upon the Closing, Brown Family, GIPLP, and the Debt Provider shall enter into a Tri-Party Agreement. Subject to the terms of the Tri-Party Agreement, if the Debt Provider declares a default under the Loan and the Manager is unable to cure the default within sixty (60) days, Brown Family shall have the right, but not the obligation, to replace GIPLP as Manager of the Company; provided, however, (i) upon Brown Family replacing

GIPLP as Manager, Brown Family shall be required to assume all third-party guarantees by GIPREIT and David Sobelman in connection to the Loan, and subject to the Debt Provider’s consent, will replace GIPREIT and David Sobelman as guarantors of the Loan, (ii) any removal of GIPLP as the Manager, provided for in this Section 10.03 shall have no effect or impact on GIPLP’s Membership Interest or rights as a Member under this Agreement; (iii) GIPLP’s Membership Interest in the Company  shall be unaffected, and (iv) the Company shall continue to operate subject to the REIT provisions herein.

Section 10.03         Brown Family Enterprises, LLC Limited Right to Take Over as Manager. In the event of Manager’s (1) material breach of its obligations under Section 5.01(e) of this Agreement which is not cured within 60 days of Brown Family’s written notice to the Manager; or (2) failure to pay Brown Family the Preferred Return within 60 days of the legally allowable applicable payment of the Preferred Return, Brown Family, in addition to any remedies it may have at law or in equity, shall have the right, but not the obligation, to replace GIPLP as Manager of the Company; provided, however, (i) any removal of GIPLP as the Manager provided for in this Section 10.03 shall have no effect or impact on GIPLP’s Membership Interest or rights as a Member under this Agreement; (ii) GIPLP’s Membership Interest in the Company  shall be unaffected; and (iii) the Company shall continue to operate subject to the REIT Rules in this Agreement.

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IN WITNESS WHEREOF, the undersigned hereto have caused this Limited Liability Company Agreement to be executed as of the date first set forth above.

MANAGER:

Generation Income Properties, L.P.

______________________________

By:  David Sobelman

       Authorized Representative

MEMBER:

Brown Family Enterprises, LLC, a Florida limited liability company

______________________________

By: Christopher Brown, Manager

MEMBER:

Generation Income Properties, L.P.

____________________________

By  David Sobelman

      Authorized Representative

Schedule A

UNIT REGISTER

As of __, 2020*

Member Name	Member Status	Number of Outstanding Units	Class and Type of Unit	Adjusted Capital Contribution	Common Unit Percentage

Brown Family Enterprises, LLC c/o Harmony Healthcare 2909 West Bay to Bay Blvd Tampa, FL 33629	Preferred Member	550,000	Class A Preferred	$550,000.00	N/A

Generation Income Properties, L.P. 401 East Jackson Street, Suite 3300, Tampa, FL 33602	Common Member	50,000	Class A Common	$50,000.00	100%

Total Capitalization				$600,000.00	100.00%

*SUBJECT TO FINAL DETERMINATION / ADJUSTMENT ON OR BEFORE CLOSING OF THE PROPERTY

Exhibit A

Glossary of

Terms

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year or other period, after giving effect to the following adjustments:

(i)         credit to such Capital Account any amounts which a Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5); and

(ii)        debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Contribution” shall mean the sum of all Capital Contributions made by Brown Family plus the Unpaid Preferred Return, if any, calculated as of the Redemption closing date.

“Affiliate” of any specified Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Capital Account” has the meaning set forth in Section 2.03(a) of the Agreement.

“Capital Commitment” means, with respect to any Member at any time, the amount specified as such Member’s capital commitment in the books and records of the Company.

“Capital Contribution” means, with respect to any Member, the amount of cash and the fair market value of any non-cash property contributed by such Member to the Company pursuant to and in accordance with this Agreement.

Exhibit A - 1

“Capital Transaction” shall mean the sale, transfer, exchange or other disposition of: (a) all or substantially all of the assets of the Company; and (b) any asset of the Company undertaken in connection, and/or contemporaneously, with the dissolution and liquidation of the Company.

“Certificate” means the Certificate of Formation of the Company, dated as of November 29, 2018, as such Certificate of Formation may be amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Common Member” means Generation Income Properties, L.P.

“Common Return” means, with respect to the Common Member, a ten percent (9%) annual return on the Common Member’s Unreturned Capital Contributions.

“Closing” means the date of the closing of the Property to the Company.

 “Credit Facility” means each loan agreement, credit facility, term loan, match funded loan, repurchase agreement, and other instruments pursuant to which the Company obtains financing.

 “Debt Provider” means American Momentum Bank.

“Default” means any failure of a Member to make all or a portion of any required Capital Contribution on the applicable due date.

“Distributable Capital Transaction Proceeds” means the amount of proceeds, receipts and other amounts, and any non-cash property, received by the Company for, from and/or in respect of a Capital Transaction after paying or providing and/or setting aside reasonable reserves for the payment of any and all current or future expenses, taxes, debts, liabilities and other obligations, all as the Manager shall determine.

“Distributable Operating Funds” means the amount of cash receipts, proceeds and other amounts that the Company receives (but not including Capital Contributions) and that the Manager determines is available for distribution by the Company after paying or providing and/or setting aside reasonable reserves for the payment of current any and all expenses, taxes, debts, liabilities and other obligations, as well as for any permitted future investments, capital expenditures and other Company purposes, all as the Manager shall determine; provided, however, “Distributable Operating Funds” shall not reflect or include any proceeds, receipts and other amounts, nor any non-cash property nor any other amounts that are reflected and/or included in the determination and calculation of Distributable Capital Transaction Proceeds.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Exhibit A - 2

“ERISA Member” means any Member that is a “benefit plan investor” within the meaning of Section 3(42) of ERISA and has notified the Manager in writing of such status.

“Fair Value” means the valuation of the Property and/or other assets of the Company by the Manager in good faith.

“GIPREIT” means Generation Income Properties, Inc.

“Gross Asset Values” means, with respect to any asset, the asset’s adjusted basis for United States federal income tax purposes, except as follows:

(a)         the Gross Asset Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as determined by the Manager at the time of contribution; and

(b)         the Gross Asset Value of all Company assets may be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by a the Company to the Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

“Initial Capital Contribution” shall be calculated as the Purchase Price minus the Loan.

“Investments” means any real estate assets of the Company.

“Internal Rate of Return” or “IRR” shall mean as to any Member and as the Manager shall determine (or cause to be determined) a rate of return as of the end of a given time period (expressed as a percentage and rounded down to the nearest whole percent) which causes (1) the net present value (determined as of the first day of such time period) of the Outflows (defined below) to be equal to (2) the net present value (determined as of the first day of such time period) of the Inflows (defined below) where:

(a)         “Outflows” shall mean all Capital Contributions made by the Member to the Company; and

Exhibit A - 3

(b)         “Inflows” shall mean all Distributions actually made by the Company to the Member.

For purposes of calculating Internal Rate of Return, all Outflows shall be deemed to have been made or paid on the dates such payments or contributions were actually made and all Inflows shall be deemed to have been made or paid, as applicable, on the last day of the month made or paid.

The Internal Rate of Return shall be calculated on an annual basis and compounded annually. (For purposes of clarification, the intended goal of the foregoing is to establish an effective annual rate, but not to divide a target annual rate by 12 and compound so as to achieve a higher annual rate.)

“Loan” means the amount of $1,275,000.00 provided by the Debt Provider.

“Material Adverse Effect” means (a) a violation of any law, regulation, license, permit or other similar approval that is reasonably likely to have a material adverse effect on the Company, any Member, including the Manager, or any Affiliate of the foregoing Persons; (b) an occurrence which is reasonably likely to subject the Company, any Member, including the Manager, or any Affiliate of the foregoing Persons to any material regulatory or tax requirement to which it would not otherwise be subject and that has an adverse material affect, or that is reasonably likely to materially increase any such regulatory or tax requirement beyond what it would otherwise have been; or (c) an occurrence that is reasonably likely to result in any Investments to be deemed to be “plan assets” for purposes of ERISA or that is reasonably likely to give rise to a “prohibited transaction” under ERISA.

“Membership Interest” means all of a Member’s rights in the Company, including without limitation, to the extent provided in this Agreement or under any law (as superseded by this Agreement, where possible) his or its (i) share of the Net Profits and Net Losses of the Company, and (ii) right to receive distributions of the Company’s assets, together with the right, if any, (x) to vote on matters relating to the Company and (y) to participate in the management of the Company’s affairs.

“Net Asset Value” of the Company means the Company’s total assets minus its total liabilities.

“Net Profit” and “Net Loss” means, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such fiscal year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

(a)        Any income of the Company that is exempt from United States federal income tax, and to the extent not otherwise taken into account in computing Net Profit or Net Loss pursuant to this paragraph, shall be added to such taxable income or loss;

Exhibit A - 4

(b)        Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and to the extent not otherwise taken into account in computing Net Profit or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss;

(c)        In the event the Gross Asset Value of any Company asset is adjusted pursuant to subdivisions (b) or (c) of the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

(d)        Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for United States federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

(e)        In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account the book depreciation for such fiscal year as determined under the principles of Code Section 704(b) and the Treasury Regulations thereunder.

“New Partnership Audit Rules” shall mean the provisions of subchapter C of chapter 63 of subtitle F of the Code (i.e., Sections 6221 through 6241 of the Code), as in effect for tax years beginning after December 31, 2017, and any Treasury Regulations promulgated thereunder.

“Percentage Interest” means, with respect to any Member, the percentage determined by dividing such Member’s aggregate Capital Contributions made to the Company by the aggregate Capital Contributions made to the Company by all Members.

“Person” means any natural person, partnership, limited liability company, corporation, joint venture, trust, estate, association, foundation, fund, governmental unit or other entity.

 “Preferred Member” means Brown Family Enterprises, LLC.

“Preferred Return” means, with respect to the Preferred Member, a ten percent (9%) annual return on such Preferred Member’s Unreturned Capital Contributions, to be paid monthly to Preferred Member.

“Property” means the real estate asset located at 201 Etheridge Road, Manteno, NC 27954.

“Purchase Price” means the total amount of $1,700,000.00 paid by the Company

Exhibit A - 5

for the Property plus fees and expenses.

“Redemption Date” means the date that is the second (2nd) year anniversary of the Closing.

“Securities Act” means the Securities Act of 1933, as amended.

“Substitute Member” means any purchaser, assignee, transferee or other recipient of all or any portion of any Member’s Interest who is admitted as a Member to the Company in accordance with Article VI.

“Treasury Regulations” means the regulations promulgated under the Code, as amended from time to time.

“Unpaid Preferred Return”, with respect to the Preferred Member, means the then accrued Preferred Return of the Preferred Member reduced by the aggregate distributions made to the Preferred Member pursuant to Sections 4.02(a) and 4.03(a).

“Unreturned Capital Contributions” means, with respect to the Preferred Member or Common Member, the aggregate Capital Contributions made by the Preferred Member or Common Member to the Company reduced by the aggregate distributions made to the Preferred Member pursuant to Section 4.03(b) or the Common Member pursuant to Section 4.02(b) and 4.03(b).

Exhibit A - 6

Exhibit B

Form of Redemption Agreement

Exhibit B - 1

REDEMPTION AGREEMENT

GIPNC 201 ETHERIDGE ROAD, LLC

THIS REDEMPTION AGREEMENT (this “Agreement”) by and between GIPNC 201 ETHERIDGE ROAD, LLC, a Delaware limited liability company (the “Company”) and Brown Family Enterprises, LLC, LLC, a Florida limited liability company(the “Redeemed Member”). Unless otherwise defined herein, any capitalized term referred to herein shall have the meaning ascribed to such term in that Limited Liability Company Agreement of the Company entered into November 20, 2020 (the “JV Agreement”).

WHEREAS, the Redeemed Member has made the election, pursuant to Section 10.01(a) of the JV Agreement, for the Company to redeem its entire Membership Interest for an amount equal to the Redemption Price and pursuant and subject to the terms and provisions of Section

10.01 of the JV Agreement; and

WHEREAS, the Redeemed Member is entering into this Agreement to undertake and consummate the Redemption on the terms and provisions provided for herein and in Section 10.01 and elsewhere of the JV Agreement.

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Redeemed Member and the Company agree as follows:

Section 1. The Redemption; Distribution of Redemption Price. Upon the Redemption by the Redeemed Member, the Company shall distribute to the Redeemed Member an amount equal to the Redemption Price (the “Redemption Distribution Amount”) in cash, and/or as applicable, units of Generation Income Properties L.P., as provided and determined in and under Section 10.01 of the JV Agreement (including, as regard to the type and amount of such units, as determined and provided in Section 10.01(e) of the JV Agreement), in complete redemption and liquidation of, and in exchange for, the Redeemed Member’s entire Membership Interest (and, thus, the Redeemed Member’s entire membership and beneficial ownership interest in and to the Company) which the Redeemed Member shall deliver to the Company free and clear of any and all liens, claims and encumbrances. The Redeemed Member hereby acknowledges and agrees that upon its receipt of the Redemption Distribution Amount, the Redeemed Member shall not, and no longer, have any right, title, interest, entitlement or claim in or to any distributions, fees, profits, income, gains, payments, reimbursements, compensation, salary or other amounts or otherwise any of the assets, property and rights from, of and/or held or owned directly or indirectly by the Company or any direct or indirect subsidiary or affiliate of the Company and, further, the Redeemed Member shall no longer have any powers or rights (including, without limitation, any consent, approval, management, enforcement, termination, removal or control right or power or any right or power to propose or approve any amendment) under, to or with respect to the Company or the JV Agreement.

Section 2. Intentionally Blank.

Section 3. Representations and Warranties of Redeemed Member. The Redeemed Member hereby represents and warrants to the Company and GIPLP that as of the date hereof and through and including the closing of the Redemption, as follows:

3.1       Authority and Enforceability. The Redeemed Member has full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby and has validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding agreement of the Redeemed Member, enforceable in accordance with its terms, except as such enforcement may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by the Redeemed Member of this Agreement.

3.2       Existence and Good Standing. The Redeemed Member is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has full limited liability company power and authority under its organizational documents to own its property and to carry on its business as is now being conducted.

3.3       Limited Liability Company Interests. The Redeemed Member owns its Membership Interest free and clear of any and all liens, claims and encumbrances.

3.4       No Insolvency; Bankruptcy; Dissolution/Liquidation. (a) The Redeemed Member has not made (and does not anticipate having to make) any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy; (b) no bankruptcy petition has been filed or presented against the Redeemed Member and the Redeemed Member is not otherwise subject to any bankruptcy, insolvency or similar type of proceeding or action (and the Redeemed Member does not currently anticipate any such petition being filed or presented against it or otherwise becoming subject to any such proceeding or action); and (c) no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Redeemed Member (and the Redeemed Member does not currently anticipate that any such order or resolution shall be made or passed).

3.5       No Event of Default Under JV Agreement or other agreement. The Redeemed Member has not breached, and/or is not in default under, the JV Agreement or any other agreement or arrangement to which it is subject or a party and that no distribution, fee, reimbursement or other amount is owed or payable to the Redeemed Member under the JV Agreement and/or otherwise by the Company or any direct or indirect subsidiary or affiliate of the Company.

Section 4. Deliveries.

4.1       Documents to be executed and deliveries to be made by the Redeemed Member in connection with Redemption. As a condition to the undertaking and consummation of the

Redemption, the Redeemed Member, and unless waived by the Company (by the Manager, and only the Manager, acting for the Company) in its sole discretion, the Redeemed Member shall deliver to the Company:

(a)	this Agreement fully and duly executed and dated by the Redeemed Member;

(b)

a fully and duly executed affidavit complying with the provisions of Section 1445(b)(2) of the Internal Revenue Code and reasonably acceptable to the Company certifying that the Redeemed Member is not a foreign person;

(c)	certified copies of resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

(d)	such other and additional certificates, agreements and documents as the Company shall reasonably request.

4.2       Documents to be executed and deliveries to be made by the Company in connection with Redemption. As a condition to the undertaking and consummation of the Redemption, the Company, and unless waived by the Redeemed Member in its sole discretion, the Company shall deliver to the Redeemed Member this Agreement fully and duly executed and dated by the Company.

Section 5. Indemnification.

5.1       Indemnification Obligations.  From and after the Redemption, the Redeemed Member shall indemnify, defend and hold the Company and GIPLP harmless from and against any and all costs, losses and damages incurred by any of them, arising out of, or in connection with, the following: (a) any misrepresentation or breach of any warranty made by the Redeemed Member in this Agreement or any certificate, agreement, instrument or document delivered pursuant hereto; or (b) any breach by the Redeemed Member of any covenant, agreement or obligation, which is contained in this Agreement or any certificate, agreement, instrument or document delivered by the Redeemed Member pursuant hereto.

5.2       Survival of Obligations. The obligations of the Redeemed Member to indemnify, defend and hold harmless pursuant to this Section 5 shall survive execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 6. Remedies. Except as otherwise provided herein, the rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies which a party hereto may otherwise have at law or in equity. Nothing herein shall be construed to require any party hereto to elect among remedies.

Section 7. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement or in any certificate or statement delivered pursuant hereto shall survive the consummation and closing of the Redemption and the other transactions contemplated hereby.

Section 8. Tax. The tax implications and consequences of the Redemption shall be as provided in the JV Agreement and applicable tax law.

Section 9. Miscellaneous.

9.1       Notice. Any notice, payment, demand or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by postage prepaid, registered mail, return receipt requested, (iii) transmitted by fax or e-mail, or (iv) delivered by nationally/internationally recognized overnight courier, to the corresponding address as it appears in Schedule A of the JV Agreement, or to such other address as a Person may from time to time specify by notice to the Members.

9.2       Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be in full force and effect and enforceable in accordance with its terms.

9.3       Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

9.4       Divisions and Headings. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect whatsoever in construing the provisions of this Agreement.

9.5       Entire Agreement/Amendment/Counterparts. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the subject matter hereof and no party hereto shall be entitled to other benefits than those specified herein, other than the JV Agreement and the provisions thereof (including, without limitation, the provisions of Section 10.01). All prior representations or agreements, whether written or verbal, not expressly incorporated herein, are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. In entering into this Agreement, no party is relying on any statement, representation, warranty or agreement except for the statements, representations, warranties and agreements expressly set forth in this Agreement. This Agreement may be executed in two or more counterparts, including facsimile or pdf counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

9.6       Intentionally Blank

9.7       Waiver of Breach. The waiver by any party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provisions hereof.

9.8       Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. Any disputes arising out of this Agreement or otherwise in relation to the Company shall be adjudicated exclusively in the federal and state courts sitting in Hillsborough County, Florida, with appeal rights to the appropriate appellate courts. Each party hereto hereby agrees that service of process in any such proceeding may be made by giving notice by certified mail to such party at the place set forth in Section 9.1 herein.

9.9       Intentionally Blank.

9.10     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties.

9.11     Exclusivity. This Agreement is for the exclusive benefit of the parties and their respective permitted successors and assigns hereunder and that nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any right, remedies, obligations or liabilities under or by reason of this Agreement, except as may expressly be provided in this Agreement (including GIPLP as regard to the representations and warranties made to it pursuant to Section 3 hereof and the provisions of Section 5 hereof).

9.12     Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by any party to this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld by such other party in its sole and absolute discretion.

9.13     Rule of Construction. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

9.14     Further Assurances. Each party shall execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purposes of this Agreement promptly upon reasonable request from any other party.

9.15     Provisions of this Agreement and JV Agreement. For the avoidance of doubt, each party hereto hereby acknowledges and agrees that the provisions of this Agreement and Section 10.01 of the JV Agreement shall be interpreted and read together and applied in a manner that the Manager reasonably determines would give effect to all of such provisions, with neither this Agreement nor the JV Agreement having priority over the other.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

COMPANY:

GIPNC 201 ETHERIDGE ROAD, LLC

By:  Generation Income Properties, L.P., its Manager

By:  ___________________________

Name:  David Sobelman

Title: President

Date:

REDEEMED MEMBER:

Brown Family Enterprises, LLC, LLC, a Florida limited liability company By: Brown Family Enterprises, LLC Capital, LLC, its Manager

By:  ___________________________

Name: Christopher Brown

Title:

Date:

Exhibit C

Form of Membership Purchase Agreement

Exhibit C - 1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

GIPNC 201 ETHERIDGE ROAD, LLC

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) by and between Brown Family Enterprises, LLC, LLC, a Florida limited liability company (the “Seller”) and Generation Income Properties L.P., or its designee (the “Purchaser”). Unless otherwise defined herein, any capitalized term referred to herein shall have the meaning ascribed to such term in that Limited Liability Company Agreement of GIPNC 201 ETHERIDGE ROAD, LLC (the “Company”) entered into November 20, 2020 (the “JV Agreement”).

WHEREAS, the Purchaser has made the election provided by Section 10.01(c) of the JV Agreement to purchase the entire Membership Interest of the Seller for an amount equal to the Redemption Price and pursuant and subject to the terms and provisions of Section 10.01 of the JV Agreement;

WHEREAS, the Seller and Purchaser are entering into this Agreement to undertake and consummate the Membership Interest Purchase on the terms and provisions provided for herein and in Section 10.01 and elsewhere of the JV Agreement; and

WHEREAS, the Seller and Purchaser are entering into this Agreement to undertake and consummate the Membership Interest Purchase Agreement on the terms and provisions provided for herein and in Section 10.01 and elsewhere of the JV Agreement.

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser agree as follows:

Section 1. The Membership Interest Purchase/Payment of Redemption Price . Upon the closing of the purchase and sale of the Seller’s entire Membership Interest in the Company (i.e., the Membership Interest Purchase) on the Purchase Closing Date, the Purchaser shall pay to the Seller an amount equal to the Redemption Price (the “Sale Payment Amount”) in cash, and/or as applicable, units of Generation Income Properties L.P., as provided and determined in and under Section 10.01 of the JV Agreement (including, as regard to the type and amount of such units, as determined and provided in Section 10.01(e) of the JV Agreement) in exchange for Seller’s entire Membership Interest (and, thus, the Seller’s entire membership and beneficial ownership interest in and to the Company) which the Seller shall deliver to the Purchaser free and clear of any and all liens, claims and encumbrances. The Seller hereby acknowledges and agrees that upon its receipt of the Sale Payment Amount, the Seller shall not, and no longer, have any right, title, interest, entitlement or claim in or to any distributions, fees, profits, income, gains, payments, reimbursements, compensation, salary or other amounts or otherwise any of the assets, property and rights from, of and/or held or owned directly or indirectly by the Company or any direct or indirect subsidiary or affiliate of the Company and, further, the Seller shall no longer have any powers or rights (including, without limitation, any consent, approval, management, enforcement, termination, removal or control right or power or any right or power to propose or approve any amendment) under, to or with respect to the Company or the JV Agreement.

Section 2. Intentionally Blank.

Section 3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that as of the date hereof and through and including the closing of the Membership Interest Purchase, as follows:

3.1 Authority and Enforceability. The Seller has full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby and has validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by general principles of equity or by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by the Seller of this Agreement.

3.2 Existence and Good Standing. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has full limited liability company power and authority under its organizational documents to own its property and to carry on its business as is now being conducted.

3.3 Limited Liability Company Interests. The Seller owns its Membership Interest free and clear of any and all liens, claims and encumbrances.

3.4 No Insolvency; Bankruptcy; Dissolution/Liquidation. (a) The Seller has not made (and does not anticipate having to make) any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy; (b) no bankruptcy petition has been filed or presented against the Seller and the Seller is not otherwise subject to any bankruptcy, insolvency or similar type of proceeding or action (and the Seller does not currently anticipate any such petition being filed or presented against it or otherwise becoming subject to any such proceeding or action); and (c) no order has been made or a resolution passed for the winding-up, dissolution or liquidation of the Seller (and the Seller does not currently anticipate that any such order or resolution shall be made or passed).

3.5 No Event of Default Under JV Agreement or other agreement. The Seller has not breached, and/or is not in default under, the JV Agreement or any other agreement or arrangement to which it is subject or a party and that no distribution, fee, reimbursement or other amount is owed or payable to the Seller under the JV Agreement and/or otherwise by the Company or any direct or indirect subsidiary or affiliate of the Company.

Section 4. Deliveries.

4.1 Documents to be executed and deliveries to be made by the Seller in connection with the Membership Interest Purchase. As a condition to the undertaking and consummation of the Membership Interest Purchase, the Seller, and unless waived by the Purchaser in its sole discretion, the Seller shall deliver to the Purchaser:

(a)	this Agreement fully and duly executed and dated by the Seller;

(b)

a fully and duly executed affidavit complying with the provisions of Section 1445(b)(2) of the Internal Revenue Code and reasonably acceptable to the Purchaser certifying that the Seller is not a foreign person;

(c)	certified copies of resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

(d)	such other and additional certificates, agreements and documents as the Purchaser shall reasonably request.

4.2 Documents to be executed and deliveries to be made by the Purchaser in connection with the Membership Interest Purchase. As a condition to the undertaking and consummation of the Membership Interest Purchase and unless waived by the Seller in its sole discretion, the Purchaser shall deliver to the Seller this Agreement fully and duly executed and dated by the Purchaser.

Section 5. Indemnification.

5.1 Indemnification Obligations. From and after the Membership Interest Purchase, the Seller shall indemnify, defend and hold the Purchaser harmless from and against any and all costs, losses and damages incurred by any of them, arising out of, or in connection with, the following:

(a) any misrepresentation or breach of any warranty made by the Seller in this Agreement or any certificate, agreement, instrument or document delivered pursuant hereto; or (b) any breach by the Seller of any covenant, agreement or obligation, which is contained in this Agreement or any certificate, agreement, instrument or document delivered by the Seller pursuant hereto.

5.2 Survival of Obligations. The obligations of the Seller to indemnify, defend and hold harmless pursuant to this Section 5 shall survive execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 6. Remedies. Except as otherwise provided herein, the rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies which a party hereto may otherwise have at law or in equity. Nothing herein shall be construed to require any party hereto to elect among remedies.

Section 7. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the parties contained in this Agreement or in any certificate or statement delivered pursuant hereto shall survive the consummation and closing of the Membership Interest Purchase and the other transactions contemplated hereby.

Section 8. Tax. The tax implications and consequences of the Membership Interest shall be as provided in the JV Agreement and applicable tax law.

Section 9. Miscellaneous.

9.1 Notice. Any notice, payment, demand or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by postage prepaid, registered mail, return receipt requested, (iii) transmitted by fax or e-mail, or (iv) delivered by nationally/internationally recognized overnight courier, to the corresponding address as it appears in Schedule A of the JV Agreement, or to such other address as a Person may from time to time specify by notice to the Members.

9.2 Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be in full force and effect and enforceable in accordance with its terms.

9.3 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

9.4 Divisions and Headings. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect whatsoever in construing the provisions of this Agreement.

9.5 Entire Agreement/Amendment/Counterparts. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the subject matter hereof and no party hereto shall be entitled to other benefits than those specified herein, other than the JV Agreement and the provisions thereof (including, without limitation, the provisions of Section 10.01). All prior representations or agreements, whether written or verbal, not expressly incorporated herein, are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. In entering into this Agreement, no party is relying on any statement, representation, warranty or agreement except for the statements, representations, warranties and agreements expressly set forth in this Agreement. This Agreement may be executed in two or more counterparts, including facsimile or pdf counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

9.6 Intentionally Blank.

9.7 Waiver of Breach. The waiver by any party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provisions hereof.

9.8 Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. Any disputes arising out of this Agreement or otherwise in relation to the Company shall be adjudicated exclusively in the federal and state courts sitting in Hillsborough County, Florida, with appeal rights to the appropriate appellate courts. Each party hereto hereby agrees that service of process in any such proceeding may be made by giving notice by certified mail to such party at the place set forth in Section 9.1 herein.

9.9  Intentionally Blank.

9.10 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties.

9.11 Exclusivity. This Agreement is for the exclusive benefit of the parties and their respective permitted successors and assigns hereunder and that nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any right, remedies, obligations or liabilities under or by reason of this Agreement, except as may expressly be provided in this Agreement.

9.12 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by any party to this Agreement without the prior written consent of the other party to this Agreement, which consent may be withheld by such other party in its sole and absolute discretion.

9.13 Rule of Construction. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

9.14 Further Assurances. Each party shall execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purposes of this Agreement promptly upon reasonable request from any other party.

9.15 Provisions of this Agreement and JV Agreement. For the avoidance of doubt, each party hereto hereby acknowledges and agrees that the provisions of this Agreement and Section 10.01 of the JV Agreement shall be interpreted and read together and applied in a manner that the Manager reasonably determines would give effect to all of such provisions, with neither this Agreement nor the JV Agreement having priority over the other.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

PURCHASER:

Generation Income Properties, L.P., a Delaware limited partnership

By: Generation Income Properties, Inc., its general partner

By:     Name: David Sobelman

Title: President

Date: November ___, 2020

SELLER:

Brown Family Enterprises, LLC, a Florida limited liability company

By: Brown Family Enterprises, LLC Capital, LLC, its Manager

By:     Name: Christopher Brown

Title:

Date: